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                                                                  EXHIBIT 23





INDEPENDENT AUDITOR'S CONSENT
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We consent to incorporation by reference in Registration Statements (Nos.
33-89910, 33-89912, and 33-89914) of Wang Laboratories Inc., on Forms S-8 of our report dated December 28, 1994, appearing in this Amendment No. 1 to Current Report of Wang Laboratories Inc. on Form 8-K/A dated January 31, 1995.




/s/ Deloitte and Touche LLP
Boston, Massachusetts
April 12, 1995